Exhibit 10(g)

PARENT UNDERTAKING AGREEMENT

AGREEMENT, dated as of June 17, 2003, made by UNITED RENTALS, INC., a Delaware corporation (the “Parent”), in favor of DEUTSCHE BANK SECURITIES, INC. (“Deutsche Bank”), as agent (the “Agent”) for the benefit of the Secured Parties.

PRELIMINARY STATEMENTS:

(1)    United Rentals (North America), Inc., a Delaware Corporation (“URNA”), United Rentals Northwest, Inc., an Oregon Corporation (“URNW”), United Rentals Southeast, L.P., a Georgia limited partnership (“URSE”) and United Equipment Rentals Gulf, L.P., a Texas limited partnership (“UR Gulf”) (each of URNA, URNW, URSE and UR Gulf, an “Originator” and, collectively, the “Originators”) and United Rentals Receivables LLC I, a Delaware limited liability company (“United Receivables I”) have entered into a Purchase and Contribution Agreement, dated as of June 17, 2003 (such agreement, as it may hereafter be amended or otherwise modified from time to time, being the “Purchase Agreement”).

(2)    Deutsche Bank, a Delaware corporation, as the Agent, United Rentals Receivables LLC II, a Delaware limited liability company, as Seller, United Rentals, Inc., a Delaware corporation, as Collection Agent, Gemini Securitization Corp., as an Investor, Deutsche Bank, AG, New York Branch, as a Group Agent, Administrator and an Investor, the entities from time to time that become party thereto as Investors, the entities from time to time that become parties thereto as agent of Investor Groups and the entities that from time to time become parties thereto as Administrators, have entered into a Receivables Purchase Agreement, dated as of June 17, 2003 (such agreement, as it may hereafter be amended or otherwise modified from time to time, being the “Receivables Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

(3)    It is a condition precedent to the making of purchases of Transferred Assets (as defined in the Purchase Agreement) by United Receivables I under the Purchase Agreement and to the making of purchases of Affected Assets by the Investors under the Receivables Agreement that the Parent, of which each Originator is a direct or indirect wholly owned subsidiary, shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to (i) induce United Receivables I to make purchases under the Purchase Agreement and (ii) induce the Investors to make purchases under the Receivables Agreement, the Parent hereby agrees as follows:

SECTION  1.    Unconditional Undertaking.

(a)    The Parent hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of United Receivables I, the Seller and the Agent, on behalf of the Secured Parties, to cause the due and punctual performance and observance by (i) each of the Originators of all of the terms, covenants, conditions, agreements and undertakings on the part of each such Originator to be performed or observed under the Purchase Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of each of the Originators now or hereafter existing under the Purchase Agreement, whether for deemed collections, indemnification payments, fees, expenses or similar obligations (all of the foregoing being, the “Originator Obligations”), and (ii) the Collection Agent, so long as it is an Affiliate of the Parent (other than SPV I or SPV II) (an “Affiliate Collection Agent”), of all of the terms, covenants, conditions, agreements and undertakings on the part of such Affiliate Collection Agent to be performed or observed under the Receivables Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of each Affiliate Collection Agent now or hereafter existing under the Receivables Agreement, whether for indemnification payments, fees, expenses or similar obligations (all of the foregoing, the “Affiliate Collection Agent Obligations”, and together with the Originator Obligations, the “Obligations”) and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by United Receivables I, the Seller, the Agent and the Secured Parties in enforcing any rights under this Agreement.

(b)    In the event that the Originators shall fail in any manner whatsoever to perform or observe any of the Originator Obligations when the same shall be required to be performed or observed under the Purchase Agreement, then the Parent will duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Originator Obligations, and it shall not be a condition to the accrual of the obligation of the Parent hereunder to perform or observe any Originator Obligation (or to cause the same to be performed or observed) that United Receivables I, the Seller, the Agent or any Secured Party shall have first made any request of or demand upon or given any notice to the Parent or to the Originators or their respective successors or assigns, or have instituted any action or proceeding against the Parent or the Originators or their respective successors or assigns in respect thereof.

(c)    In the event that an Affiliate Collection Agent shall fail in any manner whatsoever to perform or observe any of the Affiliate Collection Agent Obligations when the same shall be required to be performed or observed under the Receivables Agreement, then the Parent will duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Affiliate Collection Agent Obligations, and it shall not be a condition to the accrual of the obligation of the Parent hereunder to perform or observe any Affiliate Collection Agent Obligation (or to cause the same to be performed or observed) that United Receivables I, the Seller, the Agent or any Secured Party shall have first made any request of or demand upon or given any notice to the Parent or to the Affiliate Collection Agent or their respective successors or assigns, or have instituted any action or proceeding against the Parent or the Affiliate Collection Agent or their respective successors or assigns in respect thereof.

SECTION  2.    Obligation Absolute.

The Parent undertakes that the Obligations will be performed or paid strictly in accordance with the terms of the Purchase Agreement or the Receivables Agreement, as applicable, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of United Receivables I, the Seller, the Agent or the Secured Parties with respect thereto. The obligations of the Parent under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Agreement, irrespective of whether any action is brought against any Originator or any Affiliate Collection Agent or whether any Originator or any Affiliate Collection Agent is joined in any such action or actions. The liability of the Parent under this Agreement shall be absolute and unconditional irrespective of:

(i)    any lack of validity or enforceability of the Purchase Agreement, the Receivables Agreement or any other agreement or instrument relating thereto;

(ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Purchase Agreement, the Receivables Agreement or any other agreement or instrument relating thereto, including, without limitation, any increase in the Obligations resulting from additional purchases of Receivables (as defined in the Purchase Agreement and the Receivables Agreement) or otherwise;

(iii)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

(iv)    any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any Originator or any Affiliate Collection Agent;

(v)    any change, restructuring or termination of the corporate structure or existence of any Originator or any Affiliate Collection Agent;

(vi)    any change in the party acting as Collection Agent under the Receivables Agreement; or

(vii)    any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Originator, any Affiliate Collection Agent or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by United Receivables I, the Seller, the Agent or any Secured Party upon the insolvency, bankruptcy or reorganization of any Originator, or any Affiliate Collection Agent or otherwise, all as though payment had not been made.

SECTION  3.    Waiver.

The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that United Receivables I, the Seller, the Agent or any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Originator, any Affiliate Collection Agent or any other person or entity or any collateral.

SECTION  4.    Subrogation.

The Parent hereby waives and releases all rights of subrogation against the Originators, any Affiliate Collection Agent and their respective property and all rights of indemnification, contribution and reimbursement from the Originators, any Affiliate Collection Agent and their respective property, in each case in connection with this Agreement and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

SECTION  5.    Representations and Warranties.

The Parent represents and warrants as follows:

(a)    The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

(b)    The execution, delivery and performance by the Parent of this Agreement (i) are within the Parent’s corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene (w) the charter, articles of incorporation or bylaws of the Parent, (x) any law, rule or regulation applicable to the Parent, (y) any contractual restriction binding on or affecting the Parent or its property, the violation of which could reasonably be expected to have a material adverse effect on the Parent, or an adverse effect on the collectibility of any Affected Assets or on the performance by the Parent of its obligations hereunder (for any reason other than the occurrence of an adverse effect, whether material or not, on the Parent with respect to determining whether an adverse effect on the collectibility of any Affected Assets or on the performance by the Parent of its obligations hereunder has occurred) or (z) any order, writ, judgment, award, injunction or decree binding on or affecting the Parent or its property. This Agreement has been duly executed and delivered by a duly authorized officer of the Parent.

(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Parent of this Agreement, except for those already obtained.

(d)    This Agreement constitutes the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)    The consolidated balance sheets of the Parent and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of the Parent and its Subsidiaries for such fiscal year, copies of which have been furnished to the Agent, fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date and the consolidated results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since March 31, 2003 there has been no material adverse change in the business, operations, property or financial or other condition of the Parent.

(f)    Except as set forth in Schedule I hereto, there is no pending or, to the Parent’s knowledge, threatened action or proceeding affecting the Parent before any court, governmental agency or arbitrator which could reasonably be expected to materially adversely affect the financial condition or operations of the Parent or materially adversely affect the ability of the Parent to perform its obligations under this Agreement or which purports to affect the legality, validity or enforceability of this Agreement.

(g)    All information and each financial statement, document, book, record or report furnished at any time by the Parent to United Receivables I, the Seller, the Agent or any Secured Party in connection with this Agreement is true, complete and accurate in all material respects as of its date or (except as otherwise disclosed to United Receivables I, the Seller, the Agent or such Secured Party, as the case may be, at such time) as of the date so furnished, and, as of such date, no such document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(h)    Each Originator is a direct or indirect wholly owned subsidiary of the Parent.

(i)    The obligations of the Parent under this Agreement do rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured Debt of the Parent.

SECTION  6.    Covenants.

The Parent covenants and agrees that, until the latest of payment in full of the Obligations, the Purchase Termination Date (as defined in the Purchase Agreement), the Termination Date, the date on which there is no Unpaid Balance of any Receivable (as defined in the Purchase Agreement) outstanding or the date (i) all other amounts owed by the Originators under the Purchase Agreement to United Receivables I are paid in full and (ii) all Affiliate Collection Agent Obligations owed by an Affiliate Collection Agent under the Receivables Agreement are paid in full, the Parent will, unless the Agent (on behalf of the Secured Parties) shall otherwise consent in writing:

(a)    Compliance with Laws, Etc.  Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties.

(b)    Preservation of Corporate Existence.  Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each relevant jurisdiction, except to the extent that the failure so to preserve and maintain such existence, rights, franchises, privileges and qualification would not materially adversely affect the interests of United Receivables I, the Seller, the Agent or any Secured Party hereunder, or the ability of the Parent to perform its obligations hereunder.

(c)    Reporting Requirements.  Furnish to the Agent:

(i)  as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Parent and its Subsidiaries, consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Parent; provided, that upon the filing of any such document on Edgar, the Parent shall be deemed to have delivered such document in accordance with the terms hereof;

(ii)  as soon as available and in any event within 90 days after the end of each fiscal year of the Parent and its Subsidiaries, a copy of the annual report on Form 10-K for such year for the Parent and its Subsidiaries, containing consolidated financial statements of the Parent and its Subsidiaries for such year audited by Ernst & Young or other independent public accountants acceptable to the Agent; provided, that upon the filing of any such document on Edgar, the Parent shall be deemed to have delivered such document in accordance with the terms hereof;

(iii) together with the financial statements required hereunder, a compliance certificate signed by the Parent’s chief financial officer stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Parent and its Subsidiaries and (B) to the best of such Person’s knowledge, no Termination Event, Potential Termination Event, PCA Termination Event or Potential PCA Termination Event exists, or if any Termination Event, Potential Termination Event, PCA Termination Event or Potential PCA Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 6.2(l) of the Purchase Agreement

(iv) promptly after the filing, giving or receiving thereof, copies of all reports and notices with respect to any Reportable Event pertaining to any Pension Plan and copies of any reports or notices, if any, which the Parent or any ERISA Affiliate thereof files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Parent or any ERISA Affiliate thereof receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Parent or any ERISA Affiliate thereof is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Parent and/or any such ERISA Affiliate in excess of $1,000,000; and

(v) promptly following any such request, such other information (including, to the extent such information is available to the Parent, or can be obtained or prepared by the Parent without unreasonable expense, non-financial information), as the Agent may from time to time reasonably request with respect to the Receivables (as defined in the Purchase Agreement), the Parent, United Receivables I, any Originator or any Affiliate Collection Agent.

(d)    Ownership.  Maintain each Originator as a direct or indirect wholly owned subsidiary of the Parent.

SECTION 7.  Amendments, Etc.

No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Parent herefrom, shall in any event be effective unless the same shall be in writing and signed by the Parent (only with respect to amendments) and United Receivables I, the Seller and the Agent, as agent for the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.  Addresses for Notices.

All notices and other communications hereunder shall be in writing (which shall include facsimile communication), shall be personally delivered, express couriered, electronically transmitted (in which case receipt shall be confirmed by telephone and a hard copy shall also be sent by regular mail) or mailed by registered or certified mail, if to United Receivables I, at its address at 5 Greenwich Office Park, Greenwich, CT 06830, if to the Seller, at its address at 5 Greenwich Office Park, Greenwich, CT 06830, if to the Agent, at its address at 60 Wall Street, New York, NY 10005 and if to the Parent, at the address set forth under its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 9.  No Waiver; Remedies.

No failure on the part of United Receivables I, the Seller, the Agent or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.  Continuing Agreement; Assignments under the Receivables Agreement and the Purchase Agreement.

This Agreement is a continuing agreement and shall

(i)  remain in full force and effect until the latest of (x) the payment and performance in full of the Obligations and the payment of all other amounts payable under this Agreement, (y) the Final Payout Date and (z) the Termination Date,

(ii)  be binding upon the Parent, its successors and assigns and

(iii)  inure to the benefit of, and be enforceable by, United Receivables I, the Seller, the Agent, the Secured Parties and their respective successors, transferees and assigns.

Without limiting the generality of the foregoing clause (iii), any Investor may assign all or any of its interest in Asset Interests under the Receivables Agreement to any assignee as permitted under the Receivables Agreement, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Investor herein or otherwise.

SECTION 11.  GOVERNING LAW.

THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO.

IN WITNESS WHEREOF, the Parent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNITED RENTALS, INC.

By:
Name:
Title:

Address:
5 Greenwich Office Park
Greenwich, CT 06830

Schedule I